Exhibit 10.4

Drawn by and when

recorded mail to:

Moore & Van Allen, PLLC (TWC)

100 North Tryon Street, Floor 47

Charlotte, North Carolina 28202-4003

STATE OF ARIZONA

COUNTY OF PIMA

FIRST AMENDMENT TO AMENDED AND RESTATED

ASSIGNMENT OF LEASES AND RENTS

THIS FIRST AMENDMENT TO AMENDED AND RESTATED ASSIGNMENT OF LEASES AND RENTS (this “Amendment”) is made and entered into as of the 8th day of September, 2004, by and between

VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (the “Assignor”); and

BANK OF AMERICA, N.A., a national banking association, in its capacity as Administrative Agent (the “Assignee”).

RECITALS:

A. The Assignor executed an Amended and Restated Assignment of Leases and Rents dated April 17, 2002 and recorded as Docket 11783, Page 3394 in the Pima County, Official Records (the “Assignment”), relating to that certain real property owned by the Assignor and described on Schedule A attached hereto and made a part hereof (the “Premises”).

B. The Assignor and the Assignee wish to amend the Assignment.

NOW, THEREFORE, the Assignor and the Assignee hereby agree as follows:

1. The third recital of the Assignment is amended in its entirety to read as follows:

“WHEREAS, in connection with that certain credit facility in the amount of $300 million (the “Credit Facility”) established in favor of Assignor pursuant to the terms of that certain Third Amended and Restated Credit, Security and Guaranty Agreement dated as of September 8, 2004 (as amended, modified, increased, extended, renewed or replaced from time to time, the “Credit Agreement”) among Assignor, as borrower thereunder, Ventas, Inc., certain subsidiaries of

Assignor, as guarantors, the Lenders identified therein (the “Lenders”), Bank of America, N.A., as issuing bank for the letters of credit thereunder, Administrative Agent, and certain Co-Syndication Agents and Co-Documentation Agents, Assignor has refinanced the debt obligations secured by the Original Assignment. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement; and”

2. The definition of Secured Indebtedness in the Assignment is amended in its entirety to read as follows:

“WHEREAS, in this Assignment, any reference to “Secured Indebtedness” shall mean the total indebtedness, obligations and liabilities to be secured by this Assignment consisting of the sum of the following:

(i) the aggregate principal of all Loans and other advances made and to be made by the Lenders under the Credit Agreement, the outstanding amount of which shall not exceed Three Hundred Million Dollars ($300,000,000) at any time, as the same may be increased to Four Hundred Fifty Million Dollars ($450,000,000) per the terms of the Credit Agreement; plus

(ii) interest on the principal amount of all Loans made and to be made by the Lenders under the Credit Agreement, as provided in the Credit Agreement; plus

(iii) all other amounts payable under the Credit Agreement, the Mortgage and any other Fundamental Document (as such term is defined in the Credit Agreement) which relate to the Credit Agreement, or any of the security therefore, in each case as the same may be amended, amended and restated, modified or supplemented from time to time (including advances to protect the collateral and all costs of enforcement), or as the maturities thereof may be extended or renewed from time to time; plus

(iv) any and all Hedging Obligations (as defined in the Credit Agreement) payable by Assignor to the Hedging Banks (as defined in the Credit Agreement) or any amounts payable to Bank of America, N.A. or any other Lender in connection with any bank account maintained by the Borrower or any other Credit Party (as defined in the Credit Agreement) at Bank of America, N.A. or any other Lender or any other banking services provided to the Borrower or any other Credit Party by Bank of America, N.A. or any other Lender with respect to, or in any way related to, any of the Fundamental Documents; plus

(v) any other Obligations (as defined in the Credit Agreement) of the Borrower.”

3. The second to last recital in the Assignment is amended in its entirety to read as follows:

“WHEREAS, in furtherance of the foregoing, Assignor has executed and delivered to Assignee an Amended and Restated Deed of Trust, Assignment of Rents and Leases and Security Agreement (with Financing Statement – Fixture Filing), dated as of April 17, 2002, as amended by a First Amendment to Amended and Restated Deed of Trust, Assignment of Rents and Leases and Security Agreement (with Financing Statement – Fixture Filing) dated as of September 8, 2004 (as amended, the “Mortgage”) on inter alia, all of Assignor’s right, title and interest in and to the land more particularly described in Schedule A attached hereto and made a part hereof (the “Land”) and any and all buildings and improvements now or hereafter located or erected on the Land (collectively, the “Improvements”). The Land and the Improvements, together with certain other properties and rights described in the Mortgage, are hereinafter referred to collectively as the “Mortgaged Property”.”

3. The first granting clause in the Assignment is amended in its entirety to read as follows:

“NOW THEREFORE, in consideration of the foregoing and in consideration of good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which is hereby acknowledged, and in order to further secure the prompt and punctual payment of the Secured Indebtedness and the performance of the Assignor of the covenants and agreements contained in the Credit Agreement, the Mortgage and the other Fundamental Documents, Assignor by these presents does hereby unconditionally, absolutely and presently bargain, sell, assign and set over unto Assignee all right, title and interest of Assignor in and to any and all existing or future leases, lettings, tenancies, subleases, franchises, concessions, or any other agreements which may now or hereafter be entered into in respect of the Mortgaged Property, or upon or covering use or occupancy of all or any part of the Mortgaged Property (including without limitation Master Lease No. 1 (as defined in the Credit Agreement)), as the same may be hereafter amended, modified, restated, extended, renewed, replaced or consolidated (but only to the extent that such agreements relate to the Mortgaged Property), and any and all guaranties of any lessee’s obligations under any provisions thereof and all rights relating thereto and under any and all extensions and renewals thereof (any such leases or lease agreements and tenancies being hereinafter referred to individually as a “Lease” and collectively as “Leases” and any lessee thereunder is hereinafter referred to individually as a “Lessee” and collectively as “Lessees”);”

4. Section 12 of the Assignment is amended in its entirety to read as follows:

“2. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or if by facsimile communications equipment, delivered by such equipment) addressed, (a) if to the Assignee, to it at Agency Management, 1455 Market Street, 5th Floor, Mail Code: CA5-701-05-19, San Francisco, California 94103, Attention: Annie Cuenco, Facsimile No.: (415) 503-5137 with a copy to 101 North Tryon Street, 15th Floor, NC-001-15-04, Charlotte, North Carolina, Attn: Richard Wright, Facsimile No.: (704) 409-0127, or (b) if to Assignor, to it at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, Attn: General Counsel, Facsimile No.: (502) 357-9001, with a courtesy copy to Barack, Ferrazzano, Kirschbaum, Perlman & Nagelberg LLP, 333 West Wacker Drive, Suite 2700, Chicago, Illinois, Attn: Richard S. Nikchevich, Facsimile No.: (312) 984-3150, or (c) such other address as such party may from time to time designate by giving written notice to the other parties hereunder. Any failure of any Person giving notice pursuant to this Section to provide a courtesy copy to a party as provided herein shall not affect the validity of such notice. All notices and other communications given to any party hereto in accordance with the provisions of this Assignment shall be deemed to have been given (x) on the date of receipt, when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, (y) when delivered, if delivered by hand or overnight courier service or (z) when receipt is acknowledged, if by facsimile communications equipment, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked written direction from such party. No notice to or demand on Assignor shall entitle Assignor to any other or further notice or demand in the same, similar or other circumstances.”

5. Except as hereby modified, the terms and conditions of the Assignment remain in full force and effect.

6. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State in which the Premises is located.

IN WITNESS WHEREOF the Assignor and the Assignee have executed this Amendment as of the day and year first above written.

ASSIGNOR:

VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Ventas, Inc., a Delaware corporation,
its general partner

	By:		/s/ T. RICHARD RINEY
		Name:	T. Richard Riney
		Title:	Executive VP, General Counsel & Secretary

ASSIGNEE:

BANK OF AMERICA, N.A., a national banking association, as Administrative Agent

By:		/s/ KEVIN WAGLEY
	Name:	Kevin Wagley
	Title:	Principal

STATE OF Illinois	)
	)	ss
COUNTY OF Cook	)

The foregoing instrument was acknowledged before me this 8th day of September, 2004, by T. Richard Riney, the Exec. V.P., General Counsel & Secretary of Ventas, Inc., a Delaware corporation, the general partner of Ventas Realty, Limited Partnership, a Delaware limited partnership, on behalf of the limited liability company.

/s/ DEBRA J. PAULSON
Notary Public

My commission expires:

5-18-2008

STATE OF NORTH CAROLINA	)
	)	ss
COUNTY OF MECKLENBURG	)

The foregoing instrument was acknowledged before me this 8th day of September, 2004, by Kevin Wagley, an authorized officer of Bank of America, N.A., a national banking association, on behalf of the association.

/s/ JIMI A. CHURCH
Notary Public

My commission expires:

June 20, 2005